UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2014 (June 27, 2014)
Date of Report (Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter;	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.

000-52378	NEVADA POWER COMPANY	88-0420104
(A Nevada Corporation)
6226 West Sahara Avenue
Las Vegas, Nevada 89146
702-402-5000

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

On June 27, 2014, Nevada Power Company d/b/a NV Energy (“Nevada Power”), entered into an amended and restated secured revolving credit facility allowing Nevada Power to borrow, repay and reborrow, from time to time, up to $400 million prior to March 23, 2018. Nevada Power may increase the size of the facility by an amount not exceeding $150 million.

The facility amends and restates Nevada Power’s prior $500 million secured revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, which would have expired in March 2017. Nevada Power may use the facility for general corporate purposes and for the issuance of letters of credit. The facility is secured by a General and Refunding Mortgage Bond of Nevada Power, which is equal to the amounts due and payable by Nevada Power under the facility from time to time.

Borrowings under the facility will bear interest at an applicable base rate (defined as the highest of (1) the prime rate of Wells Fargo Bank, National Association, (2) the federal funds rate plus 1/2 of 1% and (3) the one month LIBOR plus 1%) or a LIBOR rate, plus a margin. The margin varies based upon Nevada Power’s secured debt credit rating by S&P and Moody’s.

Borrowings under the facility are conditioned on Nevada Power’s ability to make certain representations at the time each such borrowing is made. The facility also includes customary covenants, including a financial maintenance covenant that requires Nevada Power to maintain a ratio of consolidated indebtedness to consolidated capital, determined as of the last day of each fiscal quarter, not to exceed 0.68 to 1.00.

The description above is a summary of the facility and is qualified in its entirety by the complete text of the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
$400,000,000 Amended and Restated Credit Agreement, dated as of June 27, 2014, among Nevada Power Company, the Initial Lenders, Wells Fargo Bank, National Association, as administrative agent and swingline lender and the LC Issuing Banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA POWER COMPANY
(Registrant)

Date: June 27, 2014	/s/ E. Kevin Bethel
E. Kevin Bethel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
$400,000,000 Amended and Restated Credit Agreement, dated as of June 27, 2014, among Nevada Power Company, the Initial Lenders, Wells Fargo Bank, National Association, as administrative agent and swingline lender and the LC Issuing Banks.

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